UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018
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CONVERGYS CORPORATION
(Exact name of registrant as specified in its charter)
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Ohio (State or other jurisdiction of incorporation)	1-14379 (Commission File Number)	31-1598292 (IRS Employer Identification No.)
201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Former name or former address, if changed since last report: Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 25, 2018, the shareholders of Convergys Corporation (the “Company”) adopted the Convergys Corporation 2018 Long-Term Incentive Plan (the “Plan”) at the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”). The Plan replaces the Convergys Corporation Amended and Restated Long Term Incentive Plan (the “Prior Plan”), which expired on April 22, 2018. No new equity awards will be granted under the Prior Plan.
The Plan permits the award of a variety of equity incentive awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, and other awards valued by reference to the Company’s common shares (“Common Shares”). The maximum number of Common Shares that may be issued or transferred pursuant to awards under the Plan is equal to 3,000,000 Common Shares, plus (x) the number of Common Shares available for issuance under the Prior Plan as of April 22, 2018, plus (y) the number of Common Shares subject to outstanding awards under the Prior Plan immediately prior to its expiration on April 22, 2018 that are forfeited, canceled or terminated without having become vested.
The Plan was effective as of April 25, 2018 and will terminate on the earliest to occur of (i) the date when all Common Shares available under the Plan have been acquired through the exercise of awards and the payment of benefits in connection with awards under the Plan, (ii) April 25, 2028 and (iii) such other date as the Board of Directors of the Company may determine.
The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 25, 2018, the Company held the Annual Meeting for which the Company’s Board of Directors solicited proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.
At the Annual Meeting, the Company’s shareholders (1) elected nine directors to serve on the Board of Directors, (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2018, (3) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (4) approved the Plan.
Set forth below are the final voting results for these proposals, each of which were described in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 16, 2018:

1.	The election of nine directors to serve on the Company’s Board of Directors.

Nominee	For	Withhold	Broker Non-Votes
Andrea J. Ayers	77,505,144	602,165	6,403,755
Cheryl K. Beebe	77,821,118	286,191	6,403,755
Richard R. Devenuti	77,747,432	359,877	6,403,755
Jeffrey H. Fox	66,111,513	11,995,796	6,403,755
Joseph E. Gibbs	77,550,671	556,638	6,403,755
Joan E. Herman	77,738,692	368,617	6,403,755
Robert E. Knowling, Jr.	77,792,506	314,803	6,403,755
Thomas L. Monahan III	77,740,898	366,411	6,403,755
Ronald L. Nelson	67,004,043	11,103,266	6,403,755

2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2018.

For	Against	Abstain	Broker Non-Votes
83,545,178	842,449	123,437	—

3.	The approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
72,621,869	5,186,009	299,431	6,403,755

4.	The approval of the Convergys Corporation 2018 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
72,930,772	5,057,184	119,353	6,403,755

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits:
Exhibit No.    Description
10.1        Convergys Corporation 2018 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By: /s/ Jarrod B. Pontius
Jarrod B. Pontius
General Counsel and
Chief Administrative Officer

Date: April 30, 2018

EXHIBIT INDEX

Exhibit No.    Description
10.1 Convergys Corporation 2018 Long-Term Incentive Plan